UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                               September 18, 2002
                                (Date of earliest
                                 event reported)





       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-7398
       1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                                 (an Illinois corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-4321
       1-1401                    PECO ENERGY COMPANY                                           23-0970240
                                 (a Pennsylvania corporation)
                                 P.O. Box 8699
                                 2301 Market Street
                                 Philadelphia, Pennsylvania 19101-8699
                                 (215) 841-4000
       333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                                 (a Pennsylvania limited liability company)
                                 300 Exelon Way
                                 Kennett Square, Pennsylvania 19348
                                 (610) 765-8200

Item 9. Regulation FD

On September 18, 2002, John W. Rowe, Chairman and CEO, made a presentation at Merrill Lynch Global Power and Gas Leaders Conference in New York City. The slides used in the presentation are attached to this report as Exhibit 99.1.

A brochure, describing Exelon Energy Delivery's vision to become the best and most consistently profitable electricity and gas company in the United States, was made available to those who attended the conference and is attached as
Exhibit 99.2 to this report.

In addition, the following information was made available during the conference regarding Exelon's Cost Management Initiative (CMI), the Federal Energy Regulatory Commission (FERC) and Securities and Exchange Commission (SEC) inquiry into ComEd's goodwill allocation, the current status of the adoption of Financial Accounting Standards Board Statement No. 143, "Asset Retirement Obligations" (SFAS No. 143) and a 2002 earnings outlook update.

Exelon's Cost Management Initiative
Mr. Rowe said that actual savings of $168 million through August are ahead of the original $200 million target for the year. Costs savings, representing sustainable savings and excluding one-time gains, of $250 to $275 million could be achieved this year.

FERC/SEC Goodwill Issue
As previously disclosed, Exelon believes the allocation of goodwill to ComEd's transmission and distribution business is in compliance with Generally Accepted Accounting Principles. Several meetings have been held with the FERC Chairman and Commissioners and accounting staff and the SEC staff. The FERC and the SEC are still reviewing the issue and are aware of the importance of the issue. We hope to hear from the commissions relatively soon.

FAS 143 Asset Retirement Obligation
Exelon is in the process of evaluating the impact of adopting SFAS 143 on its financial condition. The final determination is in part a function of the timing of adoption of the standard. Based on our current information and assumptions, we estimate that the non-cash impact on 2003 earnings per share (EPS) to be up to a negative ten cents. However, if economic conditions change our assumptions, the EPS impact could be more than ten cents per share. Additionally, the adoption of the standard is expected to result in a large non-cash one-time cumulative effect of a change in accounting principle gain of at least $1.5 billion, after tax. Like the EPS impact, the one-time impact could change with a change in our assumptions or economic conditions.

2002 Earnings Outlook Update
We remain confident that we can meet or exceed the current consensus estimate of $4.66 per share. We will provide any update of the $4.55 to $4.85 range during the third quarter earnings call on October 30, 2002.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Economic, business, competitive and/or regulatory factors affecting Registrant's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report and those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Reg. No. 333-85496. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Registrants do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.


EXHIBIT INDEX


Exhibit                    Description

99.1     Presentation Slides
99.2     Exelon Energy Delivery Brochure - Summer 2002

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION
                                            COMMONWEALTH EDISON COMPANY
                                            PECO ENERGY COMPANY
                                            EXELON GENERATION COMPANY, LLC

                                            /S/  Ruth Ann M. Gillis
                                            ------------------------------------
                                            Ruth Ann M. Gillis
                                            Senior Vice President
                                            Exelon Corporation


September 18, 2002